Exhibit 32.1

Certification of Chief Executive Officer
pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.  1350)

In connection with the annual report on Form 10-K for the year ended December 31, 2008 (the “Report”) of Columbus Acquisition Corp.  (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Andrew Intrater, the Chairman and Chief Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Andrew Intrater
Name: Andrew Intrater
Title: Chairman and
Chief Executive Officer
Date: February 23, 2009